                                                                                                        Media Contacts:

                                                                                                              Greg Eden
                                                                                                        EMC Corporation
                                                                                                           508-293-7195
                                                                                                      eden_greg@emc.com

                                                                                                            Dale Ingram
                                                                                                Acxiom Public Relations
                                                                                                           501-342-4346
                                                                                                          PR@acxiom.com
                                                                                                                  EACXM
                                                                                                                  GACXM

                                       EMC AND ACXIOM PARTNER TO ACCELERATE DEVELOPMENT
                                   AND DEPLOYMENT OF GRID-BASED INFORMATION INFRASTRUCTURE

                                      EMC Acquires Information Grid Software from Acxiom

HOPKINTON, Mass. and LITTLE ROCK, Ark. - January 5, 2006 - EMC Corporation and Acxiom(R)Corporation today announced a technology and distribution partnership combining Acxiom's industry-leading grid technology with EMC's portfolio of industry-leading storage, information management and resource management solutions to help customers take advantage of a more scaleable, flexible grid-based information infrastructure.  EMC has also acquired Acxiom's information grid software for an aggregate $30 million, which was initially developed to meet the information management and time-to-market needs of Acxiom and its clients.

Under the terms of the agreement, EMC and Acxiom will jointly develop and market an information grid solution to customers as a hosted offering from Acxiom. Additionally, EMC has purchased information grid software from Acxiom, and over time, EMC and Acxiom plan to integrate relevant systems, software, services and data from both companies into a complete product-based information grid solution for customers to deploy within their own enterprise.  As a key component of next generation information infrastructure, grid technology enables customers to improve compute utilization, enhance information access and workflow, optimize distributed information access, and deliver faster time-to-results. Acxiom will continue to have access to the information grid software and further developments for
Acxiom's continued use in connection with its business.

Jeff Nick, EMC Chief Technology Officer said, "Information continues to grow at staggering rates.  For many organizations, innovation and competitive advantage are locked inside this wealth of data - from internal sources on customers and prospects, to external sources on demographics and purchasing habits, to supply chain data. We've been evaluating grid software for some time and found Acxiom's grid solution to be by far the most advanced.  Together,
Acxiom and EMC will provide customers with the industry's most complete, grid-based information infrastructure for information-intensive applications."

"The world of computing has changed dramatically," said Charles Morgan, Acxiom's Chairman and Company Leader. "By
combining EMC's proven track record of innovation and market reach with our established business intelligence leadership, we will be able to deliver a configurable, scalable platform in a single location where services and data content can be manipulated, stored and made available to information-centric applications."

About Acxiom Corporation

Acxiom Corporation (NASDAQ: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little
Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and China. For more information, visit .

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information management and storage that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC's products and services can be found at www.EMC.com.

Acxiom is a registered trademark of Acxiom Corporation and EMC is a registered trademark for EMC Corporation.